SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2017

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8,01	OTHER EVENTS

On April 28, 2017, Dthera Sciences (the “Company”), provided additional information to its shareholders and the market relating to the Company’s successful clinical trial (the “Clinical Trial”) of its ReminX Platform conducted through the University of California San Diego’s School of Medicine and Department of Psychiatry.

The Company had issued a press release on April 10, 2017 (copy included as Exhibit 99.1 hereto), relating to the results of the Clinical Trial, and had also previously included information in its Annual Report on Form 10-K. The Clinical Trial was conducted by J. Vincent Filoteo, PhD, Professor of Psychiatry and Neuropsychology Section Chief in the Department of Psychiatry at UC San Diego School of Medicine.

In the Clinical Trial, subjects were shown personalized video slideshow stories, which were created by the ReminX Platform itself, displaying moments from various points in their life along with narration provided by family members.

The underlying science behind the product is called “Reminiscence Therapy” (“RT”), which is a well-known and well-understood cognitive behavioral therapy, primarily used with the elderly, to both reduce anxiety and increase the quality of life in patients with dementia or those experiencing isolation. RT is usually provided either in a one-on-one setting or in groups. One of the key limitations to RT in the past was that it is very labor intensive, typically involving a family member or caregiver sitting with the patient manually going through the stories, therefore rendering it not easily scalable.

The ReminX Platform enables an immediate implementation of the core features of RT that can be provided to patients at any time. The Company’s ReminX Platform allows for the key elements of the therapy to be delivered through a Digital Therapeutic software. Driven by a proprietary artificial intelligence engine, the Company’s software helps families populate stories so that patients in long term care facilities have constant access to personalized Reminiscence Therapy.

Dr. Filoteo stated: “The results of this proof-of-concept study are very promising and have the potential to help herald a new way to deliver a form of relief to patients suffering with dementia and related anxiety or depression. Our results indicate that the use of this software led to an immediate and significant decrease in anxiety and depression in our patients, which was also observed by their caregivers. These significant results, which were larger in magnitude than expected, form the basis to further investigate the neuropsychiatric mechanisms that underlie improved mood through the use of this software technology.”

The Company’s management believes that digital therapeutics – the use of software to create a medical effect in patients – is an exciting new frontier for medicine, and that this clinical study supports that the ReminX Platform can be used to scale out otherwise labor-intensive medical practices.

On April 28, 2017, the Company released “The Use of ReminX as a Behavioral Intervention for Mild to Moderate Dementia: A Proof of Concept Study,” which provides more comprehensive results of the Clinical Trial, and which includes the background of the study; a description of the methods used (including the number of participants and the procedures used); the results observed (including graphs and charts showing the reduction in anxiety and emotions of the participants); and a discussion of the results.

The results are included as Exhibit 99.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 10, 2017
99.2	The Use of ReminX as a Behavioral Intervention for Mild to Moderate Dementia: A Proof of Concept Study

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: April 28, 2017
	By:	/s/ Edward Cox
	Name: Title:	Edward Cox Chief Executive Officer

3